                                                        EXHIBIT 5

               OPINION OF BARTON AND VANDERBURG



LYDIA WOMMACK BARTON

DIRECT DIAL NUMBER
  (512) 494-1314


                                 May 27, 1999





Southern Union Company
504 Lavaca Street, Suite 800
Austin, Texas  78701

Gentlemen:

It is our opinion that the Southern Union Company Supplemental
Deferred Compensation Plan, as amended (the "Plan") complies with the applicable requirements of the Employee Retirement Income
Security Act of 1974, as amended.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended, to register 500,000 shares of common stock of Southern Union Company, $1.00 par value, together with an indeterminate number of interests to be offered or sold pursuant to the terms of the Plan.

                                 Sincerely yours,



                                 BARTON AND VANDERBURG
                                 A PROFESSIONAL CORPORATION


By: LYDIA WOMMACK BARTON
   ----------------------
    Lydia Wommack Barton

LWB\pmf